Exhibit 10.17

Contract No.: CU12-4302-2018-002836

Communication Service Contract

Party A: Hunan Yongxiong Asset Management Group Co., Ltd. (“Party A”)

Legal address: Building 7, Xincheng Science & Technology Park, No.588, West Yuelu Road, Changsha Hi-tech Development Zone, Changsha, Hu’nan Province

Party B: China United Network Communications Group Co., Ltd Changsha Branch (“Party B”)

Legal address: No.380 Youyi Road, Tianxin District, Changsha City

Based on the principle of equality and mutual benefit and through friendly consultation, the Parties, intending to be legally bound, hereby agree as follows:

Article 1                                   Project Location

Building C, Xinyuan International, Tianxin District, Changsha City

Article 2                                   Mode of Cooperation

1.                  Party A intends to build an incoming/outgoing call center in Building C, Xinyuan International; Party B is willing to provide funds and technical support for the construction of the call center.

2.                  The period of cooperation between the Parties is tentatively set at four (4) years, from June 1, 2018 to May 31, 2022. At the expiration of this Contract, Party B shall have the right of first refusal for cooperation.

Article 3                                   Party A’s Rights and Obligations

1.                  Party A is entitled to the special services and preferential policies for key accounts that Party B has publicized.

2.                  Party A shall not use Party B’s communication services for illegal activities. If Party A is involved in any illegal activity or irregularity, causing any loss to Party B, Party A shall be liable for compensation.

3.                  Party A shall, in accordance with this contract, deposit a lump sum of money into __ prepaid phone cards upon activation (RMB100/card). When the balance is insufficient, Party A shall add funds in time. This process shall be followed for subsequent cards activated. If Party A fails to pay in time, resulting in the suspension of service due to insufficient balance, Party B shall have no responsibility whatsoever.

Party B’s bank information

Account name	[ ]

Bank	[ ]

Account number	[ ]

4.                  If Party A wants additional phone cards, it shall inform Party B of the activation date thirty (30) working days in advance so that Party B can carry out communication equipment installation and network optimization. Party A shall, in accordance with this Contract, deposit money onto the cards within fifteen (15) working days after Party A informs Party B of the activation date.

5.                  Party A shall go through the normal network access formalities as required by Party B in order to activate phone cards: business license (a copy of the duplicate bearing the official seal), organization code certificate (a copy bearing the official seal), bank account opening permit (a copy bearing the official seal), tax registration certificate (a copy bearing the official seal) and identity card of the person who handles the process (a copy bearing the official seal). For all numbers, Party A’s business license shall be used for account opening and copies of the users’ identity cards or photos of the users holding their identity cards bearing Party A’s official seal shall be provided to Party B for real-name registration.

6.                  The phone cards provided by Party B for Party A shall not be used for any purpose other than as set forth herein. Otherwise, the relevant expenses incurred and losses caused to Party B shall be borne by Party A.

7.                  In order to protect Party B’s investment income, Party A undertakes that all employees at the operation center in Building C, Xinyuan International will not be allowed to bring their cell phones into the workplace for communication with the outside world during working hours.

8.                  In service-related construction and maintenance, Party A shall: (1) coordinate with the property management company to prompt Party A to start construction on the premises; (2) coordinate efforts to secure reserved locations for equipment installation; (3) coordinate efforts to meet Party B’s electricity demand in equipment installation, construction and maintenance.

9.                  In consideration of Party B’s investment and in order to protect Party B’s interests, Party A undertakes not to enter into a similar deal with any other party except Party B during the period of cooperation.

Article 4                                   Party B’s Rights and Obligations

1.                  Party B shall inform Party A about network construction related to this Contract and provide relevant technical support.

2.                  As the provider of communication services, Party B shall have the obligation to provide communication network services and ensure network availability.

3.                  Party B undertakes to provide high-quality services for key accounts to Party A according to high standards. Party B shall set up a 7*24 national service consultation and fault reporting hotline: The personal service consultation and fault reporting hotline is 10010 (In the event of a change in the telephone number according to policy, Party B shall notify Party A).

4.                  After the signing of this Contract, the Parties shall carry out full-scale networking within ten (10) days.

5.                  Party B shall, according to Party A’s needs, formulate a technical plan and determine the quantity and type of equipment for the call center system funded and built by Party B, and have them confirmed by Party A.

6.                  Party B shall be responsible for the maintenance of the “call center”, the operation and replacement of equipment, after-sales service and other relevant matters during the period of cooperation.

7.                  In order to better assist Party A in standardizing its operation and management, Party B shall install a cell phone blocking device in the operation center in Building C, Xinyuan International to ensure that Party A’s employees cannot use their personal mobile phones to contact the outside world during working hours. Party A shall be responsible for the protection and safekeeping of relevant equipment.

8.                  A basic fee of RMB10,000/year will be charged for the circuit for data transmission (500M bandwidth) from Building C, Xinyuan International to Party B’s IDC.

Article 5          Rates

Monthly rate: RMB19/month (for 100 minutes of calls). For usage in excess of the 100 minutes a month, there will a charge imposed for the excess minutes at the rate of RMB0.12 /minute for locally originated long distance calls (excluding calls to Hong Kong, Macao and Taiwan);

Note: During the term of this Contract, for phone cards that have made no calls during the current month, Party B shall realize the monthly fee of RMB8 by giving away free minutes.

Article 6                                   Confidentiality

The relevant rates and commercial information involved in this Contract are trade secrets and are only used internally by the Parties and their affiliates for the purpose of implementing this Contract and related supplementary agreements. Neither party shall, without the consent of the other party, use and/or disclose the trade secrets of the other party to a third party, regardless of whether or not it benefits from such use and/or disclosure or is at fault. The breaching party shall bear the direct economic loss caused to the other party and bear the corresponding legal liability. This confidentiality clause shall remain in full force and effect regardless of whether this Contract is concluded, actually performed, fully performed, suspended, discharged or terminated.

Article 7                                   Liability for Breach of Contract and Liquidated Damages

1.                  If Party A fails to perform its responsibilities and obligations, Party A shall be held liable for breach of contract and bear full responsibility.

2.                  If Party B fails to perform its responsibilities and obligations, Party B shall be held liable for breach of contract and bear full responsibility.

3.                  If Party A wants to terminate cooperation with Party B for any reason other than a breach of contract by Party B, Party A shall make a one-time payment to Party B in an amount equal to the total amount that Party B has invested in the call center system as confirmed by the Parties (The details and amount of the investment are provided by Party B before service is activated and shall be confirmed by Party A by affixing its seal) and pay liquidated damages to Party B in an amount equal to 50% of the aforesaid amount before cooperation can be terminated.

4.                  Party B relies on actual use by Party A to earn a fair return on its investment. If Party A permits other parties to provide similar services, Party A shall be deemed to have terminated this Contract unilaterally and shall be dealt with in accordance with provision 1 which is related to liability for breach of contract.

Article 8                                   Dispute Resolution

The Parties agree that they will do their utmost to resolve any dispute arising from the performance of this Contract through consultation. In case no agreement can be reached through consultation, either party may file a lawsuit in the court of the place where the plaintiff is domiciled.

Article 9                                   Entry into Force

This Contract is made out in four original copies, two for each of the Parties. This Contract shall enter into force on the date it is signed and sealed by the Parties

Party A: Hunan Yongxiong Asset Management Group Co., Ltd.	Party B: China United Network Communications Group Co., Ltd Changsha Branch

(seal)	(seal)

/s/ Seal of Hunan Yongxiong Asset Management Group Co., Ltd.	/s/ Seal of China United Network Communications Group Co., Ltd Changsha Branch

Authorized representative:	Authorized representative:	/s/ Hong Shen
Phone:	Phone:
Address:	Address:
Date: May 4, 2018	Date: May 4, 2018